Exhibit 10.1

SETTLEMENT AND MUTUAL RELEASE AGREEMENT

This Settlement and Mutual Release Agreement (this “Agreement”) is made and entered into by and between BIOSIG TECHNOLOGIES, INC., a Delaware corporation with its principal place of business located at 12424 Wilshire Boulevard, Los Angeles, CA 90025 (“BioSig”); and DAVID J. DRACHMAN, an individual residing at __________________________________ (“Drachman”; BioSig and Drachman are collectively referred to herein as “the Parties”).

WHEREAS, on or about January 7, 2014, Drachman commenced an arbitration proceeding in the American Arbitration Proceeding, captioned Drachman v. BioSig Technologies, Inc., AAA Case No. 14 166 00018 14 (the “Arbitration”); and

WHEREAS, BioSig filed an answer denying Drachman’s allegations and all liability whatsoever, and in addition asserted multiple counterclaims in the Arbitration; and

WHEREAS, the Parties desire to resolve the Arbitration without any admission of any of the allegations or any admission of any liability whatsoever for the express purpose of avoiding the risks, inconvenience and expense of the Arbitration.

NOW, THEREFORE, the Parties hereby agree to resolve the Arbitration, and all disputes, controversies and claims between them upon the following terms:

1.	CONSIDERATION AND RELEASE

A.	Settlement Payment.

 (i) BioSig shall cause a payment of one hundred thousand dollars ($100,000) to be made to Drachman (the “Settlement Payment”), as follows:  (A) twenty thousand dollars ($20,000) within five (5) business days after the Effective Date (defined below); and (B) eighty thousand dollars ($80,000) payable in six (6) equal, consecutive monthly installments of thirteen thousand, three hundred thirty three dollars and thirty three cents ($13,333.33) commencing thirty (30) days after the payment in subparagraph A above is made.

(ii) The Settlement Payment shall be made payable to “David J. Drachman” and shall be sent to the attention of James Flynn, Esq., Epstein Becker & Green, One Gateway Center, Newark, NJ 07102.

(iii) Full Payment: The Payments described in Paragraph 1(A)(i) above, and the mutual releases and other agreements set forth below, represent the full settlement consideration for the resolution of the Arbitration and all disputes and claims between the Parties.  The Parties shall be responsible for their own attorney’s fees and costs in the Arbitration.

B.	Right to Rescind; Effective Date; Confidential Information.

Drachman shall have a period of up to twenty one (21) days to consider whether to execute and return this Agreement.  Drachman shall further have seven (7) days to revoke this Agreement after he signs, notarizes and delivers it to BioSig (the “Revocation Period”) by indicating his decision to do so in writing, addressed and delivered to BioSig via commercial overnight courier, to be received no later than the seventh (7th) day following the day he signs and delivers this Agreement to BioSig.  Provided that BioSig does not revoke the Agreement during the Revocation Period, this Agreement shall become effective on the eighth (8th) day after Drachman signs and delivers it (the “Effective Date”).  If Drachman revokes this Agreement within said period, he shall not be entitled to any part of the Settlement Payment.

Regardless of whether Drachman exercises his right to rescind this Agreement, Drachman acknowledges that, during the course of his/her employment with BioSig, he had and access to information relating to BioSig’s business of a highly confidential nature which provides BioSig with a competitive advantage, and which is not generally known and could not easily be determined or learned by persons not employed by BioSig (“Confidential Information”).  Confidential Information, whether or not explicitly designated as confidential, includes both written information and information not reduced to writing relating to the business, products and practices of BioSig.  Without limiting the generality of the foregoing, Confidential Information includes information or knowledge pertaining to internal corporate policies, plans and strategies, corporate structure, pricing, trade secrets, financial information, sales and profits figures, budgeting materials, personnel information, forecasts, business and marketing plans, tax and legal affairs, products, formulae or processes, and developments or improvements with respect thereto, inventions, discoveries, trademarks, patents, designs, sketches, manufacturing, packaging, merchandising, advertising, distribution and sales methods, patient lists and relationships between BioSig and its affiliates and any of their respective customers or suppliers.  Drachman covenants and agrees that he has not and will not at any time use or disclose Confidential Information to any third party, firm, corporation or other business entity or use Confidential Information for Drachman’s personal or business purposes.

Drachman further agrees that for a period of one (1) year following the Effective Date, he will not, directly or indirectly through another person or entity (i) induce or attempt to induce any employee of, or consultant to, BioSig to leave the employ of, or stop rendering services to, BioSig, or in any way interfere with the relationship between BioSig and any such employees or consultant thereof,

C. Assignment of Patent Application and Technology.  In exchange for the consideration noted in this Agreement, Drachman hereby irrevocably, absolutely and unconditionally transfers, conveys and assigns to BioSig all of his rights, title, claims and interests in the Patent, provided that he remains the first named inventor on the Patent.  As used in the Agreement, the Patent shall mean and include U.S. Provisional Patent application number 61894141 (assigned EFS Id no. 17195905) filed on October 22, 2013, in addition to any and all Letters Patent which may issue from utility patent application(s) based on the disclosure in such provisional patent application.  In addition, the Patent shall mean and include the following:

1.	Any divisional or continuation U.S. patent application that shall be based on the Patent;

2.	Patent and patent applications, including patent applications under the Patent Cooperation Treaty, corresponding to the Patent that are issued, filed, or to be filed in any and all foreign countries;

3.
any patents (including but not limited to patents of importation, improvement, or addition, utility models, and inventors certificates) that shall subsequently issue thereof; and any renewals, divisions, derivatives, reissues, continuations, or extensions thereof; and

4.
All technology, inventions, know-how, trade secrets, improvements, derivative works, expansions and other information which relates to, is associated with, and arises out of the Patent and the technology, know-how, science, trade secrets or other intellectual property rights (including improvements and derivatives thereof) reflected in the Patent.

In order to effect the assignment of the Patent, Drachman shall execute, have acknowledged and deliver to BioSig together with the execution and delivery of this Agreement, an original of the Assignment of Provisional Patent Application attached hereto as Exhibit A.

D.	Intentionally Omitted.

E.	Release by Drachman.

Except to enforce the terms of this Agreement, and in consideration of the payment of the Settlement Sum and the release set forth below from BioSig, Drachman, acting on behalf of himself, his executors, successors, heirs, administrators and assigns hereby irrevocably, forever and unconditionally releases, waives and forever discharges BioSig, BioSig’s affiliated entities, along with each of such entities’ present and former officers, directors, employees, agents, managers, members, attorneys, insurers, heirs, executors and successors, jointly and individually (the “BioSig Releasees”) from any and all actions, causes of action, claims, contracts (specifically including without limitation that certain Executive Employment Agreement dated September 10, 2013 between Drachman and BioSig), complaints, demands, damages, rights, remedies, and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, known or unknown, that Drachman has ever had, may now have, or may later assert against, whether or not arising out of or related to the Arbitration, from the beginning of time to the Effective Date, specifically excepting the obligations and provisions set forth in this Agreement.  The release by Drachman herein specifically includes, without limitation, including, but not limited to, claims under the any New York, New Jersey, California or other state Labor and Human Rights Laws, the Age Discrimination in Employment Act (“ADEA”), the Older Workers’ Benefit Protection Act (“OWBPA”), Title VII of the Civil Rights Act of 1964 (“Title VII”, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Americans With Disabilities Act (“ADA”), the Employee Retirement Income Security Act of 1974 (“ERISA”), the Workers Adjustment and Retraining Notification Act (“WARN”, the National Labor Relations Act (“NLRA”), the Family & Medical Leave Act (“FMLA”) (all as amended) and all other federal, state and local discrimination, labor and wage laws, as well as claims for breach of contract, wrongful discharge, constructive discharge, negligence or intentional torts, wages or benefits, emotional distress, bodily injury, punitive damages, attorneys' fees and costs, and any and all claims under any contract, statute, regulation, agreement, duty or otherwise.

F.	Release by BioSig.

Except to enforce the terms of this Agreement, and in consideration of the release set forth above from Drachman, BioSig hereby irrevocably, forever and unconditionally releases, waives and forever discharges Drachman, along with Drachman’s heirs, administrators, and executors from any and all actions, causes of action, claims, contracts, complaints, demands, damages, rights, remedies, and liabilities of whatsoever kind or character, in law or equity, suspected or unsuspected, past or present, known or unknown, that BioSig has ever had, may now have, or may later assert against, whether or not arising out of or related to the Arbitration, from the beginning of time to the Effective Date, specifically excepting the obligations and provisions set forth in this Agreement.

G.	Non-Disparagment

Drachman hereby agrees that he shall not, directly or indirectly, make or publish to any third parties statements that demean or disparage any of the BioSig Releasees, provided that nothing herein shall prevent Drachman from providing truthful fact testimony as part of any court, administrative or other legal proceeding.  BioSig hereby agrees that it shall not, directly or indirectly, make or publish to any third parties statements that demean or disparage Drachman, provided that nothing herein shall prevent BioSig (through a corporate representative) from providing truthful fact testimony as part of any court, administrative or other legal proceeding.  To the extent that any third party makes inquiry concerning Drachman’s tenure at BioSig or this Arbitration, the parties will each advise such inquirers that “the parties mutually decided to end their relationship and have amicably resolved all issues between them.”

2.	REPRESENTATIONS AND WARRANTIES

A.	Drachman’s Representations and Warranties

Drachman hereby represents, warrants and covenants to BioSig as follows:

1.	He has not, directly or indirectly, pledged, assigned, leased, licensed, encumbered, transferred, assigned or impaired any rights, claims, interests, or ownership of the Patent;

2.	To the best of his knowledge, the Patent, and the exploitation of the technology and know-how therein, will not infringe upon the rights or patents of any third party;

3.	He has not disclosed the technology, information and know-how in the Patent to any third party;

4.	He has not used any product or service in commerce which incorporates the Patent either in whole or in part;

5.	He has not received notice of, and knows of no circumstance or set of facts, whereby a third party has asserted any claim, dispute or challenge to the Patent;

6.
Other than the U.S. Provisional Patent application described above in this Agreement, Drachman has not directly or indirectly, individually or through a third part or any entity, file for any patents of any kind in any jurisdiction in the World which are bases on the Patent;

7.	He has provided to BioSig all documents and papers, and all correspondence to and from the U.S. Patent Office relating to the above-referenced U.S. Provisional Patent application; and

8.
he has all necessary right, authority and power to enter into this Agreement and perform all of its obligations; there are no other agreements, judgments, decrees or orders in conflict with his entry into and the performance of all of his obligations under this Agreement.

B.	Representations and Warranties of Both Parties.

Each Party represents, warrants and covenants to the other, that:

1.
The execution, delivery and performance by such Party of this Agreement and the other documents to be delivered by it hereunder (i) are within such Party's organizational powers, (ii) have been duly authorized by all necessary actions, and (iii) do not contravene (A) such Party's governing documents, (B) any law, rule or regulation applicable to such Party, (C) any contractual restriction binding on or affecting such Party or its property, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting such Party or its property;

2.
No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body which has not been obtained is required for the due execution, delivery and performance by such Party of this Agreement or any other document to be delivered hereunder;

3.	This Agreement has been duly executed and delivered by such Party and constitutes the legal, valid and binding obligation of such party, enforceable against such Party in accordance with its terms;

4.
There is no pending or, to its knowledge, threatened action or proceeding against or affecting such Party before any court, governmental agency or arbitrator which may materially adversely affect the ability of such party to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement;

5.	It is not insolvent within the meaning of Section 101(32) of the Bankruptcy Code; and

6.
It is a sophisticated Party and has been represented and advised by and only entered into this transaction with, the specific advice of sophisticated counsel of its choosing.  DRACHMAN IS HEREBY ADVISED TO CONSULT AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT.

3.	COVENANTS

a. No Other Claims.  Each Party expressly represents, warrants and acknowledges that, except for the Arbitration, they have filed no other complaints, claims, or causes of action in any court, governmental agency, quasi-governmental agency, or arbitration forum against the other (including against the BioSig Releasees), and that if any such complaints, claims, or causes of action exist, the filing Party will immediately withdraw and dismiss all such complaints, claims, or causes of action, with the filing party bearing all costs and fees associated with such other complaints, claims, or causes of action.

b. Confidentiality.  Each of the Parties expressly agrees that the terms and conditions of this Agreement, and all of the negotiations leading up to same, shall be kept and remain strictly confidential except to the extent that disclosure is expressly required by law or regulation of any governmental authority or in connection with disclosure to the Parties’ attorneys.   However, the Parties may discuss this Agreement with their attorneys, spouses, financial advisors, and/or tax advisors, without violating this provision, provided that the Parties direct these people to keep this Agreement and its terms confidential. Furthermore, nothing in this Agreement shall prohibit the Parties from:  (1) making any disclosure required by law or (2) responding to any court order or subpoena; or (3) disclosing this Agreement for the purposes of enforcing it.  However, a Party seeking to enforce this Agreement shall not be entitled to disclose any the term of this Agreement which is not at issue.

c. No Admission.  The Parties have made this Agreement without any admission of liability for the sole purpose of avoiding litigation and its associated costs.   The Parties all acknowledge that nothing in this Agreement is an admission of any liability, wrongdoing, unlawful conduct, or breach of any obligation imposed by any Federal, State, Local, or Municipal statute, rule, regulation or principle of common law.  Compliance with this Agreement shall not constitute or be construed as an admission of any liability in the Litigation whatsoever.

d. No Reliance.  Neither party is relying on any representations made by the other (including any of the releasees) regarding this Agreement or the implications thereof that are not expressly contained in this Agreement.

e. Tax Ramifications.  Drachman acknowledges that BioSig is not making any representation or warranty of any kind of the tax consequences of entering into this Agreement or the consummation of the transactions contemplated hereby.  Drachman expressly acknowledges that in the event any taxes are due as a result the payment the Settlement Payment, Drachman alone shall be responsible for the payment of same and shall defend, indemnify and hold BioSig harmless from all loss, liability, damage and expense relating to any tax payments due in connection with the Settlement Sum.

f. Entire Agreement.  This Agreement set forth the entire Agreement between the Parties and supersedes any and all prior agreements or understanding, whether written or oral, regarding the resolution of the Arbitration and all claims, known or unknown, asserted or unasserted between the Parties. No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist.  All changes to this Agreement must be in writing and signed by all the Parties.

g. Severability.  If any court or tribunal of competent jurisdiction concludes that any part, term or provision of this Agreement is illegal, invalid, unenforceable or in conflict with any state, federal or any other applicable law, then the validity of the remaining parts, terms or provisions of this Agreement shall not be affected thereby and any illegal, invalid or unenforceable part, term or provision shall be severed and deemed not to be part of this Agreement.

h. Binding Agreement: This Agreement shall extend to, be binding upon, and inure to the benefit of the Parties and their respective successors, heirs, and assigns.  The BioSig Releasees shall be deemed third party beneficiaries of the provisions of Paragraphs 1(D) and 3(A) hereof.

i. Choice of Law:  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  Any action to enforce this Agreement shall be commenced only in the United States District Court for the Southern District of New York.  If subject jurisdiction is not present in such court, any such proceeding shall be brought in the Supreme Court of the State of New York, New York County.

j. Counterparts:  This Agreement may be executed in any number of counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.  This Agreement (but not Exhibit A, which must be originally executed, notarized and delivered to counsel for BioSig) may be executed and acknowledged by facsimile or .pdf, which shall be deemed original and binding upon transmission.

k. No Drafter of the Agreement:  Each of the Parties hereto has joined in and contributed to drafting this Agreement and each of the Parties hereby agree that there shall be no presumption favoring any of the parties based upon draftsmanship.

l. No Waiver:  No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.

m. Consent After Advice of Counsel:  The Parties have executed this Agreement after consulting with legal counsel regarding its terms.

n. Authority to Sign.  The Parties represent and warrant that the individual signing this Settlement Agreement on behalf of each Party has the authority to do so.

Signature Page Follows

IN WITNESS WHEREOF, the Parties have hereunto set their hand and executed this Agreement as of the day and year first set above.

BIOSIG TECHNOLOGIES, INC.

By: /s/ Kenneth Londoner                                                   X /s/ David Drachman
 David J. Drachman
Print Name: Kenneth Londoner

Title: Executive Chairman

Notarial Pages Follows

STATE OF _______________)
               )  ss.:
COUNTY OF _____________)

The foregoing instrument was acknowledged before me this 3rd day of November, 2014 by David J. Drachman, who is known to me or who produced identification in the form of _____________________________.

________________________
Notary Public

STATE OF ____________)
) ss.:
COUNTY OF NEW YORK  )

The foregoing instrument was acknowledged before me this 3rd day of November, 2014 by _________________ as ____________ of BioSig Technologies, Inc., who is known to me or who produced identification in the form of _____________________________.

________________________
Notary Public

Attorney Docket No. 41630-702.101

EXHIBIT A

ASSIGNMENT OF PROVISIONAL PATENT APPLICATION

               SOLE

WHEREAS, David J. Drachman, hereinafter referred to as “Assignor,” is the inventor of the invention described and set forth in the below-identified provisional patent application:

Title of Invention:	COMBINED ABLATION AND RECORDING UNIT

Filing Date:	October 22, 2013

Application No.:	61/894,141; and

WHEREAS, BioSig Technologies, Inc., located at 12424 Wilshire Boulevard, Suite 745, Los Angeles, CA, 90025, hereinafter referred to as “ASSIGNEE,” is desirous of acquiring an interest in the invention and application and in any U.S. Letters Patent and Registrations which may be granted on any patent application claiming priority from the same;

For good and valuable consideration, receipt of which is hereby acknowledged by Assignor, Assignor has assigned, and by these presents does assign to Assignee all right, title and interest in and to the invention and application and to all foreign counterparts (including patent, utility model and industrial designs), and in and to any Letters Patent and Registrations which may hereafter be granted on any patent application claiming priority from the same in the United States and all countries throughout the world, and to claim the priority from the application as provided by the Paris Convention.  The right, title and interest is to be held and enjoyed by Assignee and Assignee’s successors and assigns as fully and exclusively as it would have been held and enjoyed by Assignor had this Assignment not been made, for the full term of any Letters Patent and Registrations which may be granted thereon, or of any division, renewal, continuation in whole or in part, substitution, conversion, reissue, prolongation or extension thereof.

Assignor further agrees that Assignor will, without charge to Assignor, but at Assignee’s expense, (a) cooperate with Assignee in the prosecution of U.S. Patent applications and foreign counterparts on the invention and any improvements, (b) execute, verify, acknowledge and deliver all such further papers, including applications and instruments of transfer, and (c) perform such other acts as Assignee lawfully may request to obtain or maintain Letters Patent and Registrations for the invention and improvements in any and all countries, and to vest title thereto in Assignee, or Assignee’s successors and assigns.

IN TESTIMONY WHEREOF, Assignor has signed their name on the date indicated.

Dated:           11/03/2014                                                                /s/ David Drachman
       David Drachman

Attorney Docket No. 41630-702.101
Assignment

STATE OF ___________________)
              )
COUNTY OF _________________ )

On the 3rd day of November in the year 2014 before me personally came David J. Drachman to me known, who, being by me duly sworn, did depose and say that he personally and duly executed the within Assignment of Provisional Patent Application and that he is authorized to do so.

__________________________
Notary Public

My commission expires: _____________________